Exhibit 23.1


                     Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-43267), the Registration Statement (Form S-3 No. 33-94782), the Registration Statement (Form S-3 No. 333-14139), the Registration Statement (Form S-3 No. 333-22211), the Registration Statement (Form S-8 No. 33-94036) and the Registration Statement (Form S-8 No. 333-44149) and in the related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership of our report dated February 13, 1998 (except Note 13, as to which the date is February 23,
1998), with respect to the consolidated financial statements and schedule of Liberty Property Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




Philadelphia, Pennsylvania
March 2, 1998




                                                      Exhibit 23.2

                     Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-43267), the Registration Statement (Form S-3 No. 33-94782) and the Registration Statement (Form S-3 No. 333-22211) and in the related Propectus of Liberty Property Trust and Liberty Property Limited Partnership of our report dated February 13, 1998 (except Note 11, as to which the date is February 23, 1998), with respect to the consolidated financial statements and schedule of Liberty Property Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




Philadelphia, Pennsylvania
March  2, 1998